UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2022

PORTLAND GENERAL ELECTRIC COMPANY
(Exact name of registrant as specified in its charter)

Oregon	001-5532-99	93-0256820
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
121 SW Salmon Street, Portland, Oregon 97204
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (503) 464-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

(Title of class)	(Trading Symbol)	(Name of exchange on which registered)
Common Stock, no par value	POR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01    Entry into a Material Agreement.

On September 9, 2022, Portland General Electric Company (PGE or the Company) entered into an amendment and restatement of its existing $650 million revolving credit facility (the Amended Facility) to, among other things: (i) extend the maturity date of the facility to September 9, 2027; and (ii) change the reference rate for loans from the London interbank offered rate (LIBOR) to the term Secured Overnight Financing Rate (SOFR), with a credit spread adjustment of 10 basis points to be added to the reference rate for each interest period.

The following summarizes certain key provisions of the Amended Facility, including the changes described above.

The Amended Facility maintains the same capacity of $650 million and retains the accordion feature, under which PGE may increase its maximum borrowing limit by $100 million, subject to the satisfaction of certain conditions described in the Amended Facility.

PGE may borrow at a variable interest rate or for one, three, or six months at a fixed interest rate established at the time of the borrowing. The Amended Facility also provides for the issuance of letters of credit subject to an aggregate sub-limit of $150 million and swing line loans subject to an aggregate sub-limit of $40 million.

The Amended Facility contains provisions for interest rate margin and fees pricing adjustments in the event of a change in PGE's long-term debt securities credit ratings. In addition, the Amended Facility offers the potential for adjustments to interest rate margins and fees based on the Company's achievement of certain annual sustainability-linked metrics related to its non-emitting generation capacity and the percentage of management comprised of women and employees who identify as black, indigenous, and people of color.

Advances under the Amended Facility are subject to certain conditions precedent, including the accuracy of certain representations and warranties and the absence of any default or event of default.

The Amended Facility contains customary covenants, including, without limitation, a covenant that prohibits the Company from permitting the aggregate outstanding principal amount of all consolidated indebtedness to exceed 65% of its total capitalization as of the end of any fiscal quarter. Further, upon the occurrence of certain events of default, the Company’s obligations under the Amended Facility may be accelerated. Such events of default include payment defaults, cross defaults to other credit facilities, certain covenant defaults, and other customary defaults.

Advances under the Amended Facility may be used for general corporate purposes, including to provide liquidity, support commercial paper, refinance existing indebtedness, and support collateral requirements under PGE's energy purchase and sale agreements.

The foregoing description of the Amended Facility does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet     Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.
10.1
First Amendment to Credit Agreement, dated as of September 9, 2022, among Portland General Electric Company, the Lenders, and Wells Fargo Bank, National Association, as administrative agent for the Lenders.

104	Cover page information from Portland General Electric Company’s Current Report on Form 8-K filed September 13, 2022, formatted in iXBRL (Inline Extensible Business Reporting Language).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PORTLAND GENERAL ELECTRIC COMPANY
(Registrant)

Date:	September 13, 2022	By:	/s/ James A. Ajello
James A. Ajello
Senior Vice President Finance CFO, Treasurer & Corporate Compliance Officer
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